Aflac Incorporated 2nd Quarter 2013 Form 10-Q
EXHIBIT 10.26

Employee Incentive Stock Option Agreement
Aflac Incorporated, a Georgia Corporation (the “Company”), whereby has issued this Incentive Stock Option Agreement, made and entered into on the date indicated on the reverse hereof, by and between the parties of this agreement as acknowledged by the Employee by his or her signature on the attached Notice of Grant of Stock Options and Stock Option Agreement.
WITNESSETH, THAT
1. The Company hereby grants to Employee (“Grantee”) the option to purchase the stated number of shares of common stock of the Company (“Common Stock”) at and for the stated option price per share (which is the fair market value of the stock at the stated time this option is granted) at the time stated on the attached Notice of Grant of Stock Options and Stock Option Agreement, and on the terms and conditions hereinafter set out. Unless otherwise specified herein, terms not defined herein shall have the meanings ascribed to them in the Aflac Incorporated 2004 Long-Term Incentive Plan (as Amended and Restated March 14, 2012) (the “Plan”). The Number of Option Shares and the exercise price per share of the Option are subject to adjustment from time to time as provided in section 3(c) of the Plan.
2. This Option is intended to qualify as an “Incentive Stock Option” (“ISO”) within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
3. Unless otherwise as provided by the Committee, Options shall not be transferable by the Grantee except by transfers pursuant to domestic relations orders, by will or the laws of descent and distribution, and during the Grantee's lifetime shall be exercisable only by the Grantee. Options transferred by will or by the laws of descent and distribution may be exercised after the Grantee's death only by his or her executor(s) or administrator(s), or by the person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of the Grantee.
4. This Option may be exercised in whole or in part at any time on or after the option's vesting date(s) as set forth on the attached Notice of Grant of Stock Options and Stock Option Agreement or as determined under this paragraph 4 below. This Option shall terminate and may no longer be exercised on the first to occur of (a) the date ten (10) years after the Date of Option Grant, (b) upon a corporate reorganization as described in section 3(d) of the Plan, or (c)the last date for exercising the Option following termination of the Grantee's employment with the Company and its Affiliates as determined below:
a. Upon the termination of a Grantee's employment for Cause, any unexercised Options subject to this Option Agreement will immediately expire upon notice of such termination.
b. Upon the voluntary termination of a Grantee's employment with the Company and all Affiliates for any reason other than death, Disability or Retirement (as described in paragraph 4(d)), Options subject to this Option Agreement not then exercisable (unvested) shall expire immediately on the date of such termination, and Options to the extent then exercisable (vested) may be exercised until the expiration of a three-month period following the date of termination, at which time any unexercised Options subject to this Option Agreement will expire, unless the Grantee has accumulated 15 years of Credited Service (as determined under the Aflac Incorporated Pension Plan). If the Grantee has 15 years of Credited Service, vested Options shall remain exercisable until the end of the original ten-year term. For purposes of this Option Agreement, “Disability” means a physical or mental condition that qualifies the Grantee for long-term disability benefits under a long-term disability plan maintained by the Company or an Affiliate employing the Grantee.
c. Upon the termination of a Grantee's employment with the Company and all Affiliates for reason of death or Disability, Options subject to this Option Agreement not then exercisable (unvested) shall vest immediately on the date of such termination and may be exercised along with other vested Options until the end of their original ten-year term.
d. For purposes of this Option Agreement, “Retirement” means voluntary termination of employment with the Company and all Affiliates after qualifying for a Normal Retirement Benefit (the later of age 65 or the 5th anniversary of the date the Grantee became a participant in the Aflac Incorporated Pension Plan) or Rule of 80 Retirement Benefit (combined age and Years of Credited Service totaling 80) or qualifying for an unreduced pension benefit upon termination after attaining age 65 and completing 5 years of Vesting Service under the Aflac Incorporated Pension Plan. Terms used in the foregoing definition of Retirement shall have the meanings set forth in the Aflac Incorporated Pension Plan.
e. In the case of a Grantee who served as a non-employee sales associate for an Affiliate of the Company immediately before becoming an employee, if such a Grantee voluntarily terminates employment with the Company and all Affiliates but continues immediately thereafter to perform bona fide services for the Company or an Affiliate as a sales associate, the Grantee shall be treated as continuing employment with the Company or an Affiliate for purposes of vesting and expiration of this Option; provided, the Grantee shall not be treated as continuing employment for purposes of determining the ISO status of this Option. If the Committee or its delegate determines, in its sole discretion, that such a Grantee is no longer providing bona fide services to an Affiliate as a sales associate, the Grantee shall be deemed to have terminated employment for purposes of this paragraph 4 on the date as of which such services are determined to have ceased. The Committee may require the Grantee to provide such evidence of continuing services as it deems appropriate. The Committee may establish policies and procedures to be followed by the Committee or its delegate in determining whether a Grantee is providing bona fide services as a sales associate, and such policies (including any amendments or modifications thereto) shall be considered part of this Stock Option Agreement and shall be binding on the Grantee.
5. Options shall remain exercisable until the date determined under paragraph 4, but (with the exception of a termination caused by death) will not qualify for the favorable tax treatment provided for Incentive Stock Options within the meaning of Section 422 of the Code after the end of the three-month period after the date of termination (one year in the case of termination due to disability as defined in Section 22(e)(3) of the Code). They shall be, however, eligible for the withholding of shares from the option exercised in settlement of federal and state income taxes as provided to grants of NQ options by section 16 of the Plan.
6. To exercise this Option as to all or any part of the shares covered thereby, the Grantee (or after his or her death, the person authorized to exercise the Option, as provided in paragraph 3 above), if unable to do so in person, shall deliver written notice of such exercise to the Company official designated by the Committee (or, in absence of such designation, the Secretary of the Company). The notice shall identify the Option being exercised and specify the number of shares being purchased. The date of notification shall be deemed the date of exercise. The notice of exercise shall be accompanied by full payment of the amount of the aggregate purchase price of the shares being purchased under the Option being exercised in a form permitted under the terms of the Plan.
(a) Payment in full of the purchase price for the shares purchased pursuant to the exercise of this Option shall be made, in accordance with Section 7(c)(iii) of the Plan, upon exercise of the Option. All shares sold under the Plan shall be fully paid and non-assessable by one of the following methods.
1. Payment shall be made in cash or by tender of previously held Common Stock, under procedures established by the Committee. In such a case, the current fair market value of the shares tendered as of the date of the Company's receipt of notice of exercise, given pursuant to paragraph 6 herein, shall be treated as payment of the corresponding amount of the purchase price of the shares being acquired under the Option.
2. As soon as practicable after its receipt of such notice and payment, the Company shall cause the shares so purchased to be issued to the Grantee or to the person authorized to exercise the Option after his or her death, as the case may be.
3. If any Grantee disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either:
A. within two years after the date of the grant of the option under which such shares were acquired, or;
B. within one year after the transfer of the shares so acquired;
such Option will no longer qualify for the favorable income tax treatment provided to an ISO under Section 422 of the Code. The Grantee shall promptly notify the Company of the following information:
1. the date of such disposition;
2. the amount realized from such disposition, stating separately the fees and commissions relating to such disposition, and
3. the Grantee's adjusted basis in such shares.
7. Nothing in this Stock Option Agreement, nor any action taken by the Secretary of the Company related to his responsibilities associated with this Stock Option Agreement shall create any right on the part of the Grantee or any other person to enter into or continue in the employ of the Company or an Affiliate, or affect the right of the Company or any Affiliate to terminate the Grantee's employment at any time, subject to the provisions of law or any agreement for consulting services or contract of employment between the Company or any Affiliate and the Grantee.
8. The Grantee shall not have any voting or dividend rights or any other rights of a shareholder in respect of any shares of Common Stock covered by this Option prior to the time that the Grantee's name is recorded on the Company's shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of the Option.
9. The Board may terminate or amend the Plan and/or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Grantee unless such amendment is required to enable the Option to continue qualification as an Incentive Stock Option.
10. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that federal law is controlling.
11. Except as may be specifically set forth herein or upon the Notice of Grant of Stock Options and Option Agreement, the rights of the Grantee are subject to all of the terms and conditions of the Plan, the provisions of which are herein incorporated by reference herein.
12. The Grantee acknowledges by his or her signature on the attached Notice of Grant of Stock Options and Stock Option Agreement that the Grantee has reviewed the Plan and agrees that the terms and conditions of the plan, as well as the terms stated herein and upon the attached notice, are part of this Stock Option Agreement.